Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Anticline Uranium, Inc.
(the "Registrant") on Form 10-QSB for the quarter ended September 30, 2003, as filed with the Commission on the date hereof (the "Quarterly Report"), we, Kenneth P. Hamik, President and officer, and Kristy Hamik, Chief Operating Officer and a director of the Registrant, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: November 13, 2003                    /s/Kenneth P. Hamik
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                                            Kenneth P. Hamik
                                            President and director


Dated: November 14, 2003                    /s/Kristy Hamik
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                                            Kristy Hamik
                                            Chief Operating Officer and
                                            director